                             McDermott, Will & Emery
                             227 West Monroe Street
                            Chicago, Illinois  60606


                                                       December 17, 1996


Whittman-Hart, Inc.
311 South Wacker Drive, Suite 3500
Chicago, Illinois   60606

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which Whittman-Hart, Inc. (the "Company") intends to register 4,066,400 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company ("Common Stock").

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued pursuant to the transactions contemplated by

Whittman-Hart, Inc.
December 17, 1996
Page 2


the Registration Statement, and upon the proper approval of the board of directors of the Company in connection therewith, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,



                                             McDermott, Will & Emery